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Exhibit 4.8

SECOND AMENDMENT TO LOAN AGREEMENT

        This SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment") is dated as of March 1, 2002 and entered into by and among UNOVA, INC., a Delaware corporation (the "Parent"), UNOVA INDUSTRIAL AUTOMATION SYSTEMS, INC., a Delaware corporation, INTERMEC TECHNOLOGIES CORPORATION, a Washington corporation, R&B MACHINE TOOL COMPANY, a Michigan corporation, J.S. MCNAMARA COMPANY, a Michigan corporation, M M & E, INC., a Nevada corporation, INTERMEC IP CORP., a Delaware corporation, and UNOVA IP CORP., a Delaware corporation (each individually, a "Borrower," and collectively, the "Borrowers") and the Lenders listed on the signature pages hereof (collectively, the "Lenders").

        WHEREAS, the Borrowers, the Lenders, and Special Value Investment Management, LLC, as administrative and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the "Agent") entered into that certain Loan Agreement, dated as of July 12, 2001, as amended by that certain First Amendment to Loan Agreement dated as of August 15, 2001 (said agreement, as so amended, being the "Loan Agreement"; capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Loan Agreement);

        WHEREAS, the Borrowers have requested certain amendments be made to the Loan Agreement; and

        WHEREAS, the Majority Lenders have consented to such request, all on the terms set forth herein;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Borrowers and the Majority Lenders agree as follows:

        1.    AMENDMENTS TO LOAN AGREEMENT.

        Subject to the terms set forth in this Amendment and in reliance on the representations and warranties of the Borrowers set forth in this Amendment, the Loan Agreement hereby is amended as follows:

        (a)  Section 3.1(c) of the Loan Agreement hereby is amended by deleting the reference to "Adjusted Applicable Prepayment Premium" set forth therein and substituting therefor "Applicable Prepayment Premium".

        (b)  Section 5.2(d) of the Loan Agreement hereby is amended by inserting the phrase "and Sections 7.31 and 7.32" immediately following the phrase "set forth in Sections 7.22 through 7.25" appearing in said Section.

        (c)  Section 7.22 of the Loan Agreement hereby is amended and restated in its entirety as follows:

    "7.22    Fixed Charge Coverage Ratio.

        (a)  The Parent and its Subsidiaries will maintain a Fixed Charge Coverage Ratio not less than .90 to 1.00 for the six (6) month period ended December 31, 2001. If the Parent and its Subsidiaries fail to maintain a Fixed Charge Coverage Ratio not less than .90 to 1.00 for the six (6) month period ended December 31, 2001, or if Borrowers fail to deliver timely the annual Financial Statements for the period ended December 31, 2001, pursuant to Section 5.2(a), Borrowers shall immediately pay to Agent for the pro rata benefit of the Lenders, a Fixed Charge Coverage Ratio Deficiency Fee of $375,000 concurrently with earlier of the date Borrowers deliver, or are obligated to deliver, the Financial Statements required pursuant to Section 5.2(a) to Agent for the period ended December 31, 2001 (which fee will be refunded if the applicable Financial Statements when delivered to and approved by

Agent reflect a Fixed Charge Coverage Ratio not less than .90 to 1.00 for such period). If Borrowers timely deliver such Financial Statements and the Fixed Charge Coverage Ratio reflected therein is not less than .75 to 1.00 and Borrowers continuously maintain daily Availability of at least $25,000,000 from December 31, 2001 through the date the Financial Statements for the period ending March 31, 2002 are delivered to Agent, no Event of Default shall be deemed to have occurred solely as a result of the failure of the Parent and its Subsidiaries to comply with the first sentence of this Section 7.22(a). If the Financial Statements delivered by Borrowers pursuant to Section 5.2(a) to Agent for the period ended December 31, 2001 reflect a Fixed Charge Coverage Ratio (i) less than .75 to 1.00 measured for the six (6) month period ended as of December 31, 2001 or (ii) equal to or greater than .75 to 1.00 but less than .90 to 1.00 and Borrowers fail to maintain daily Availability of not less than $25,000,000 for each day from December 31, 2001 through the date the Financial Statements for the period ending March 31, 2002 are delivered to Agent, then in either such case under this Section 7.22(a)(i) or (a)(ii), an Event of Default shall be deemed to have occurred.

        (b)  The Parent and its Subsidiaries will maintain a Fixed Charge Coverage Ratio as of the end of the last fiscal quarter during each Fixed Charge Test Period that occurs from January 1, 2003 through June 30, 2004 of not less than the respective ratio set forth below (provided, however, that there shall be no requirement to maintain the Fixed Charge Coverage Ratio as of the end of the last fiscal quarter during any Fixed Charge Test Period unless for any 30 consecutive, calendar day period that began or ended (or began and ended) during the last fiscal quarter within such Fixed Charge Test Period (i) average Availability was less than $50,000,000 and (ii) Aggregate Revolver Outstandings exceeded $10,000,000):

Fixed Charge Test Period Ended	Fixed Charge Coverage Ratio
March 31, 2003	.650 : 1.00
June 30, 2003	.675 : 1.00
September 30, 2003	.675 : 1.00
December 31, 2003	.700 : 1.00
March 31, 2004	.750 : 1.00
June 30, 2004	.750 : 1.00	"

        (d)  Section 7.23 of the Loan Agreement hereby is amended and restated in its entirety as follows:

    "7.23    Minimum EBITDA.    The Borrowers shall generate EBITDA of not less than $0 during the fiscal quarter ended December 31, 2001."

        (e)  Section 7.24 of the Loan Agreement hereby is amended and restated in its entirety as follows:

    "7.24    Minimum Tangible Net Worth.    The Parent and its Subsidiaries will maintain Tangible Net Worth as of the end of each month during the periods set forth below of not less than the respective amount set forth below opposite each such period:

Month	Amount
November 30, 2001 through December 31, 2001	$310,000,000
January 31, 2002 through June 30, 2004	245,000,000	"

        (f)    Section 7.25 of the Loan Agreement hereby is amended and restated in its entirety as follows:

    "7.25    Capital Expenditures.    Capital Expenditures of the Parent and its Subsidiaries shall not exceed the respective amount for the respective periods set forth below:

Calendar Year	Maximum Capital Expenditures
2001	$20,000,000
2002	30,000,000
2003	35,000,000
2004	40,000,000

    The limitations on Capital Expenditures set forth above are cumulative limitations for the respective calendar year, measured quarterly. Capital Expenditures permitted hereunder and not used during any calendar year may be carried over into a subsequent calendar year in an amount of up to $10,000,000. For purposes of the foregoing calculation, proceeds of the sale of obsolete, fully depreciated or replaced Equipment and proceeds of casualty losses or condemnation proceedings affecting Equipment that are used by the Borrowers for the purpose of Capital Expenditures shall be deducted from the calculation of Capital Expenditures for this covenant."

        (g)  Article 7 of the Loan Agreement hereby is amended by inserting the following new Sections 7.31 and 7.32 immediately following Section 7.30 appearing in said Article:

    "7.31    Free Cash Flow.    The Parent and its Subsidiaries will maintain Free Cash Flow as of each date set forth below for the applicable Free Cash Flow Test Period ending on such date of an amount not less than (i.e., not more negative than) the respective amount set forth below opposite such date (provided, however, that there shall be no requirement to maintain Free Cash Flow as of any such date unless during any 30 consecutive, calendar day period that began or ended (or began and ended) during the fiscal quarter ended as of such date (i) average Availability was less than $50,000,000 and (ii) Aggregate Revolver Outstandings exceeded $10,000,000):

Date	Free Cash Flow
March 31, 2002	($27,500,000)
June 30, 2002	($36,500,000)
September 30, 2002	($45,500,000)
December 31, 2002	($47,000,000)

    7.32    Minimum Availability.    The Borrowers shall have Availability of at least $30,000,000 at all times during the term of this Agreement."

        (h)  Section 9.1(c)(i) of the Loan Agreement hereby is amended by inserting the phrase "and 7.31 and 7.32" immediately following the phrase "7.9 through 7.29" appearing in said Section.

        (i)    Annex A to the Loan Agreement hereby is amended by deleting therefrom the defined term "Adjusted Applicable Prepayment Premium".

        (j)    The definition of "Applicable Prepayment Premium" set forth in Annex A to the Loan Agreement hereby is amended and restated in its entirety as follows:

    "Applicable Prepayment Premium" means an amount equal to (a) in the case of a prepayment in an aggregate amount not in excess of $5,000,000 resulting from the sale or other disposition of the Headquarters Property, 1.50% times the principal amount of the Term Loan to be prepaid, and (b) in all other cases, 3.0% times the principal amount of the Term Loan to be prepaid.

        (k)  Annex A to the Loan Agreement hereby is amended by inserting the following new defined terms in the proper alphabetical order:

    "Aggregate Revolver Outstandings" means, as of any date of determination, the sum of (a) the unpaid balance of revolving loans, (b) the aggregate amount of revolving loans requested by the Borrowers but not yet advanced, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding letters of credit, and (d) without duplication the aggregate amount of any unpaid reimbursement obligations in respect of letters of credit, in each case, as determined by reference to the Revolving Credit Agreement.

    "Availability" has the meaning given to such term in the Revolving Credit Agreement.

    "Fixed Charge Test Period" means a period of four consecutive fiscal quarters ended on the last day of each fiscal quarter commencing on or after January 1, 2003 (except with respect to any fiscal quarter ending on or before September 30, 2003, in which case the calculation shall be measured on a cumulative basis for the period commencing on January 1, 2003 and ending on March 31, 2003, June 30, 2003 and September 30, 2003, respectively).

    "Free Cash Flow" means, with respect to any applicable Free Cash Flow Test Period (i) EBITDA for such Free Cash Flow Test Period minus (ii) Fixed Charges for such Free Cash Flow Test Period.

    "Free Cash Flow Test Period" means each of the periods commencing January 1, 2002 and ending on March 31, 2002, June 30, 2002, September 30, 2002 and December 31, 2002, respectively.

        2.    ACKNOWLEDGEMENT OF BORROWERS.    Each Borrower hereby acknowledges and agrees that: (a) such Borrower has no defense, offset or counterclaim with respect to the payment of any sum owed to the Lenders or the Agent under the Loan Documents, or with respect to the performance or observance of any warranty or covenant contained in the Loan Agreement or any of the other Loan Documents; and (b) the Lenders and the Agent have performed all obligations and duties owed to such Borrower through the date hereof.

        3.    REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.    To induce the Lenders to amend the Loan Agreement, each Borrower represents and warrants to the Lenders and the Agent that:

          (a)    Compliance with Loan Agreement.    On the date hereof, such Borrower is in compliance with all of the terms and provisions set forth in the Loan Agreement (as modified by this Amendment) and no Default or Event of Default has occurred and is continuing;

          (b)    Representations and Warranties.    On the date hereof after giving effect to this Amendment, the representations and warranties set forth in Article 6 of the Loan Agreement are true and correct with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

          (c)    Corporate Authority.    Such Borrower has full power and authority to consummate this Amendment, and to make the borrowings under the Loan Agreement, and has full power and authority to incur and perform the obligations provided for under the Loan Agreement and this Amendment, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority or regulatory body which has not been obtained is required as a condition to the validity or enforceability of this Amendment;

          (d)    Amendment as Binding Agreement.    This Amendment and the Loan Agreement (as modified by this Amendment) constitute the valid and legally binding obligations of such Borrower fully enforceable against each Borrower in accordance with their respective terms (subject to the effects of bankruptcy, insolvency, reorganization, moratoriums or other similar laws affecting the rights and remedies of creditors generally); and

          (e)    No Conflicting Agreements.    The execution and performance by such Borrower of this Amendment, and the borrowing by the Borrowers under the Loan Agreement (as modified by this Amendment), will not (i) to the best knowledge of such Borrower, violate any provision of law, any order of any court or other agency of government, or the Articles of Incorporation or Bylaws of such Borrower; or (ii) violate any material indenture, contract, agreement or other instrument to which such Borrower is a party, or by which any of its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and or lapse of time) a default under, any such indenture, contract, agreement or other instrument; or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of such Borrower, other than in favor of the Lenders and the Agent.

        4.    EFFECTIVENESS OF THIS AMENDMENT.    The amendments set forth above shall become effective as of the date of this Amendment only upon the satisfaction of the following conditions precedent:

        Receipt of Documents.    The Lenders and the Agent shall have received all of the following, each (in the case of documents) duly executed and dated the date of execution hereof, in form and substance satisfactory to the Agent:

  (i)
  this Amendment duly executed by the Borrowers and the Majority Lenders;

  (ii)
  evidence acceptable to Agent that the Revolving Credit Agreement has been modified in a manner consistent with this Amendment or otherwise on terms and conditions reasonably acceptable to Agent;

  (iii)
  an opinion of the Borrowers' general counsel or outside counsel, or a combination of both, in form and substance acceptable to the Agent;

  (iv)
  true, complete and accurate copies, duly certified by an officer of the appropriate Borrower, of all documents evidencing any necessary corporate action, resolutions, consents and governmental approvals, if any, required for the execution, delivery and performance of this Amendment and any amendment relating to the Revolving Credit Agreement, and any other document, instrument or agreement executed or delivered in connection therewith by such Borrower, including without limitation, those relating to or executed by the lenders party to the Revolving Credit Agreement concurrently with or in connection with this Amendment; and

  (v)
  such other instruments, documents, waivers and consents as the Lenders may reasonably request prior to the execution by the Majority Lenders of this Amendment.

        5.    EFFECTS ON LOAN AGREEMENT.    Except as specifically amended hereby, the terms and provisions of the Loan Agreement and the other Loan Documents are in all other respects ratified and confirmed and remain in full force and effect. No reference to this Amendment need be made in any notice, writing or other communication relating to the Loan Agreement and the other Loan Documents, any such reference to the Loan Agreement and the other Loan Documents to be deemed a reference thereto as respectively amended by this Amendment. All references to the Loan Agreement and the other Loan Documents in any document, instrument or agreement executed in connection with the Loan Agreement and the other Loan Documents shall be deemed to refer to the Loan Agreement and the other Loan Documents as respectively amended hereby.

        6.    FEES AND EXPENSES.    The Borrowers hereby agree to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation, negotiation and consummation of this

Amendment, and all other documents related hereto, including, without limitation, the reasonable fees and expenses of the Agent's counsel.

        7.    SUCCESSORS.    This Amendment shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agent and their respective successors and assigns.

        8.    GOVERNING LAW.    This Amendment shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

        9.    COUNTERPARTS.    This Amendment may be executed in the original or by telecopy in any number of counterparts, each of which shall be deemed original and all of which taken together shall constitute one and the same Amendment.

[Signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by a duly authorized officer as of the date first above written.

"PARENT"
UNOVA, INC., a Delaware corporation
By:	/s/ ELMER C. HULL, JR.
Name:	Elmer C. Hull Jr.
Title:	VP & Treasurer
"BORROWERS"
UNOVA, INC., a Delaware corporation
By:	/s/ ELMER C. HULL, JR.
Name:	Elmer C. Hull Jr.
Title:	VP & Treasurer
UNOVA INDUSTRIAL AUTOMATION SYSTEMS, INC., a Delaware corporation
By:	/s/ ELMER C. HULL, JR.
Name:	Elmer C. Hull Jr.
Title:	VP & Treasurer
INTERMEC TECHNOLOGIES CORPORATION, a Washington corporation
By:	/s/ ELMER C. HULL, JR.
Name:	Elmer C. Hull Jr.
Title:	VP & Treasurer
R & B MACHINE TOOL COMPANY, a Michigan corporation
By:	/s/ ELMER C. HULL, JR.
Name:	Elmer C. Hull Jr.
Title:	VP & Treasurer

UNOVA IP CORP., a Delaware corporation
By:	/s/ ELMER C. HULL, JR.
Name:	Elmer C. Hull Jr.
Title:	VP & Treasurer
J.S. MCNAMARA COMPANY, a Michigan corporation
By:	/s/ ELMER C. HULL, JR.
Name:	Elmer C. Hull Jr.
Title:	VP & Treasurer
M M & E, INC., a Nevada corporation
By:	/s/ ELMER C. HULL, JR.
Name:	Elmer C. Hull Jr.
Title:	VP & Treasurer
INTERMEC IP CORP., a Delaware corporation
By:	/s/ ELMER C. HULL, JR.
Name:	Elmer C. Hull Jr.
Title:	VP & Treasurer

"LENDERS"
SPECIAL VALUE BOND FUND, LLC
By:	/s/ MARK K. HOLDSWORTH
Name:	Mark K. Holdsworth
Title:	Member
SPECIAL VALUE BOND FUND II, LLC
By:	/s/ MARK K. HOLDSWORTH
Name:	Mark K. Holdsworth
Title:	Member
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	David L. Babson & Company Inc., as Investment Adviser
By:	/s/ KATHLEEN LYNCH
Name:	Kathleen Lynch
Title:	Member
MASSMUTUAL HIGH YIELD PARTNERS II LLC
By:	HYP Management, Inc. as Managing Member
By:	/s/ KATHLEEN LYNCH
Name:	Kathleen Lynch
Title:	Member
TRINITY UNIVERSAL INSURANCE COMPANY
By:	/s/ ERIC J. DRANT
Name:	Eric J. Drant
Title:	Director and Assistant Treasurer

UNITED INSURANCE COMPANY OF AMERICA
By:	/s/ ERIC J. DRANT
Name:	Eric J. Drant
Title:	Director and Assistant Treasurer
THE RELIABLE LIFE INSURANCE COMPANY
By:	/s/ ERIC J. DRANT
Name:	Eric J. Drant
Title:	Director and Assistant Treasurer

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Exhibit 4.8
SECOND AMENDMENT TO LOAN AGREEMENT